SHARE PURCHASE AND EXCHANGE AGREEMENT

This Agreement dated the 27th day of May, 2008,

AMONG:	SOUND WORLDWIDE HOLDINGS, INC.
(“SWW HOLDINGS”)
- and -

SOUND WORLDWIDE LIMITED
(“SWW”)
- and -

BEST ALLIED INDUSTRIAL LIMITED
(“BEST ALLIED”)
- and -

IVY S. K. LAM
(“LAM”)

WHEREAS:

A.	SWW, a British Virgin Island corporation, is the beneficial owner of all the ordinary shares in the capital of BEST ALLIED;

B.	SWW is a wholly owned subsidiary of SWW HOLDINGS, a Delaware, USA corporation having a class of common stock of which is registered under Section 12(g) of the Securities Exchange Act of 1934;

C.	BEST ALLIED, a Hong Kong body corporation, is a wholly owned subsidiary of SWW, having 10,000 ordinary shares (“Ordinary Shares”); and

D.
LAM, a director, officer and shareholder of SWW HOLDINGS and a director and officer of BEST ALLIED, holds 6,063,750 common shares (“Common Shares”) of SWW HOLDINGS and wishes to purchase 100% ownership of BEST ALLIED by exchanging her Common Shares of SWW HOLDINGS for XXX Ordinary Shares of BEST ALLIED with SWW HOLDINGS.

NOW THEREFORE, in consideration of the mutual promises set out in this Agreement and other valuable consideration, the parties hereby agree with each other as follows:

1.	SHARE PURCHASE AND EXCHANGE

1.1
LAM agrees to purchase from SWW and SWW HOLDINGS all the outstanding and issued Ordinary Shares of BEST ALLIED by exchanging LAM’s 6,063,750 Common Shares of SWW HOLDINGS for 10,000 Ordinary Shares of BEST ALLIED, and SWW and SWW HOLDINGS collectively agree to sell all the outstanding and issued Ordinary Shares of BEST ALLIED to LAM by exchanging 10,000 Ordinary Shares of BEST ALLIED for LAM’s 6,063,750 Common Shares of SWW HOLDINGS, effective as of April 1, 2008 (the “Effective Closing Date”) upon and subject to the terms and conditions of this Agreement. This share purchase and exchange transaction shall be hereinafter referred to as the “Transaction”.

1.2	Upon completion of the Transaction, LAM will own 100% ownership of BEST ALLIED and all existing and current operations, liabilities and assets of BEST ALLIED will remain with BEST ALLIED.

1.3	As a part of this agreement, LAM agrees to resign as a director and an officer of SWW HOLDINGS effective as of the date of this agreement.

1.4	Upon completion of the Transaction, SWW HOLDINGS will return the 6,063,750 Common Shares received from LAM back to the company treasury for cancellation.

2.	REPRESENTATIONS AND WARRANTIES OF SWW AND SWW HOLDINGS

2.1	SWW and SWW HOLDINGS represent and warrant to LAM that:
SWW is the beneficial owner of the outstanding and issued Ordinary Shares of BEST ALLIED and has good and sufficient power, subject to the approval of its shareholders if applicable, authority and right to enter into and deliver this Agreement and to transfer or cause to transfer the beneficial title and ownership of the Ordinary Shares to the LAM free and clear of all liens, charges, encumbrances and any other rights of others.

3.	REPRESENTATIONS AND WARRANTIES OF LAM

3.1	LAM represents and warrants to SWW and SWW HOLDINGS that:
LAM is the beneficial owner of the Common Shares and has good and sufficient power, authority and right to enter into and deliver this Agreement and to transfer or cause to transfer the beneficial title and ownership of the Common Shares of SWW HOLDINGS to SWW HOLDINGS free and clear of all liens, charges, encumbrances and any other rights of others.

4.	CLOSING

4.1	Closing Arrangements

Subject to the terms and conditions hereof, the Transaction contemplated herein shall be closed on May 30, 2008 (the “Closing Date”) or such later or earlier date as agreed to by the parties at the offices of SWW HOLDINGS, situated at Flat K, 13/F, Phase 2, Superluck Industrial Centre, 57 Sha Tsui Road, Tsuen Wan, N. T. Hong Kong Special Administration Region (“SAR”) or at such other place or places as may be mutually agreed upon by SWW and LAM.

4.2	Documents to be Delivered by LAM

At or before the Closing Date, LAM shall execute or cause to be executed, and shall deliver, or cause to be delivered, to SWW and SWW HOLDINGS all documents, instruments and things which are to be delivered by LAM pursuant to the provisions of this Agreement and all documents necessary to effect the transactions contemplated by this Agreement.

Without restrictions, LAM shall, upon Closing, deliver or cause to be delivered to SWW and SWW HOLDINGS:

(a)
a duly executed Stock Power and other instruments of transfer deemed necessary to effectuate the transactions contemplated hereby executed by LAM in favor of SWW HOLDINGS in respect of the 6,063,750 Common Shares of SWW HOLDINGS belonging to LAM, accompanied by a valid share certificate or certificates, as the case may be, evidencing the 6,063,730 Common Shares of SWW HOLDINGS or documentary evidence satisfactory to SWW HOLDINGS that the said Common Shares are legally owned by LAM immediately before the contemplated transfer;

(b)	a cross receipt duly executed by LAM thereby acknowledging the receipt of the Ordinary Shares of BEST ALLIED from LAM; and

(c)	a copy of the Mutual Settlement and Release Agreement duly executed by LAM and BEST ALLIED.

4.3	Documents to be Delivered by SWW and SWW HOLDINGS

At or before the Closing Date, SWW and SWW HOLDINGS shall execute or cause to be executed, and shall deliver, or cause to be delivered, to LAM all documents, instruments and things which are to be delivered by SWW and SWW HOLDINGS pursuant to the provisions of this Agreement.

Without restrictions, SWW and SWW HOLDINGS shall, upon Closing, deliver or cause to be delivered to LAM:

(d)
a duly executed Stock Power and other instruments of transfer deemed necessary to effectuate the transactions contemplated hereby duly executed by SWW in favor of LAM with respect to all the Ordinary Shares of BEST ALLIED, accompanied by a valid share certificate or certificates as the case may be evidencing the such shares of BEST ALLIED or documentary evidence satisfactory to LAM that the said Ordinary Shares are legally owned by SWW immediately before the contemplated transfer;

(e)	a cross receipt duly executed by SWW and SWW HOLDINGS thereby acknowledging the receipt of the 6,063,730 Common Shares of SWW HOLDINGS;

(f)	a copy of the Mutual Settlement and Release Agreement duly executed by SWW and SWW HOLDINGS; and

(g)
all the statutory books and records of BEST ALLIED, share certificate books with counterfoil, tax returns, accounts books, common seal, certificate of incorporation, business registration certificate, the available copies of the Memorandum and Articles of Association of BEST ALLIED, chops, cheque books and all other documents relating to BEST ALLIED which are in the possession of SWW.

5.	MISCELLANEOUS CONDITIONS

5.1
The parties shall execute and deliver all such further documents and instruments and do all acts and things as the other party may, either before or after the Closing Date, reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

5.2	This Agreement will enure to the benefit of, and be binding upon, the respective heirs, executors, administrators, successors and permitted assigns of the parties.

5.3	This Agreement shall be governed by and construed in accordance with the laws of Hong Kong SAR applicable therein and the parties submit to the jurisdiction of the courts of Hong Kong SAR.

5.4	Time will be of the essence of this Agreement.

5.5
This Agreement constitutes the entire agreement between the parties. There are not and shall not be any oral statements, representations, warranties, undertakings or agreements between the parties other than this Agreement. This Agreement may not be amended or modified in any respect except by written instruments signed by SWW, SWW HOLDINGS and LAM as coupled by notice thereof to all parties of this Agreement whose interest in substance is being affected by the amendment or modification.

5.6
This Agreement may be executed in any number of counterparts with the same effect as if all the parties had all signed the same document. All counterparts shall be construed together and shall constitute one and the same agreement.

5.7
This Agreement may be executed by the parties and transmitted by facsimile transmission and if so executed and transmitted this Agreement shall be for all purposes as effective as if the parties had delivered an executed original Agreement.

5.8
Subject to other express terms of this Agreement, any party hereto which is entitled to the benefits of this Agreement may, and has the right to, waive any term or conditions hereof at any time on or prior to the Closing Date provided, however, that such waiver shall be evidenced by written instrument duly executed on behalf of such party.

5.9	Each party has agreed to pay their own respective attorney’s fees and transfer taxes incurred in connection with the matters contemplated by this Agreement.

6.0
The parties hereby acknowledge that a Current Report on Form 8-K will be required to be filed with the Securities and Exchange Commission no later than four (4) business days after the consummation of the transactions contemplated by this Agreement and hereby covenant to work together to file such report with the SEC by such deadline as well as work together to prepare and file all other documents and reports which may be required to be filed with the SEC or other government agency.

6.1
The parties hereby acknowledge that each party will be required to file a Form 4 with the SEC no later than the second (2nd) business day after the consummation of the transactions contemplated by this Agreement therein reporting their acquisition or disposition of the Ordinary Shares of BEST ALLIED or shares of SWW, as the case may be, and hereby acknowledge that such filing is the personal responsibility of such person.

6.2.	Upon the consummation of the transactions contemplated by this Agreement, SWW and SWW HOLDINGS will release LAM from all known and unknown liabilities owed or owing to LAM.

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the date first written above.

For and on behalf of SOUND WORLDWIDE HOLDINGS, INC. by:

Per: /s/ Roger K. W. Fan
                      Roger K. W. Fan, C.E.O. and Director

For and on behalf of SOUND WORLDWIDE LIMITED, by:

Per: /s/ Roger K. W. Fan
                      Roger K. W. Fan, President and Director

For and on behalf of BEST ALLIED INDUSTRIAL LIMITED, by:

Per: /s/ Ivy S. K. Lam
                             Ivy S. K. Lam, Director

Per: /s/ Roger K. W. Fan
                             Roger K. W. Fan, Director

By Ivy S. K. Lam, being the owner of 6,063,750 Common Shares:

By: /s/ Ivy S. K. Lam
                            Ivy S. K. Lam